gauzy LTD. INCREASES INVESTMENT IN RESEARCH FRONTIERS

AS MARKET LEADING MATERIAL SCIENCES companIES STRENGTHEN TIES

TO MAKE SMART WINDOWS AND OTHER PRODUCTS

Tel Aviv, Israel and Woodbury, New York. June 3, 2019 – Research Frontiers Inc. (Nasdaq: REFR) and Israel-based material science company Gauzy Ltd. announced today that Gauzy’s second production facility in Stuttgart, Germany is on schedule to produce SPD-Smart light control film for the entire SPD-SmartGlass industry this summer, and that an additional equity investment of $4.6 million has been made in Research Frontiers by Gauzy and a group of existing investors.

In September 2018, Gauzy led a $2 million investment in Research Frontiers by it and other investors. At that time it was announced that Gauzy had been granted warrants in connection with that investment as well as the right until July 31 to do an additional $1 million follow-on investment at a pre-determined price range which was capped at 150% of the market price at the time of Gauzy’s initial investment. Gauzy elected to exercise these rights early, and as a result of its investments in Research Frontiers and the exercise of all of its previously issued warrants, Gauzy now owns 6.9% of the outstanding common stock of Research Frontiers, making it Research Frontiers second largest shareholder.

As part of the new investment, Gauzy received 724,638 shares of common stock of Research Frontiers, and warrants to purchase 362,319 shares common stock. At the same time as the investment made by Gauzy, a small group of existing shareholders of Research Frontiers invested $3.6 million at $2.82 per share (representing a slight premium to the closing price of Research Frontiers stock at the time of investment) and received 1,276,599 shares of Research Frontiers common stock and warrants to purchase an additional 638,295 shares of common stock at prices ranging between $3.38 and $4.24 per share depending upon the date of exercise of the warrants.

The shares purchased by Gauzy are subject to a one year lock-up period with incentives including certain standstill and other exclusive rights, with the further possibility of an additional lock-up period through July 31, 2023. The shares issued to the other investors in the group are not subject to a similar lock-up and will be covered by the company’s existing shelf registration statement on Form S-3. The warrants issued to Gauzy and the other investors give the warrant holders the five-year right to purchase additional shares of Research Frontiers common stock at exercise prices equal to 120% of the subscription price for the first year, 130% of the subscription price for the second year, and 150% of the subscription price for the final three years of the warrants.

“We have seen strong order strength for the SPD-Smart light-control film and have invested millions of euros to build this second state-of-the-art facility in Stuttgart that has the capacity to coat over one million square meters of SPD film per year” noted Eyal Peso, CEO of Gauzy. “In addition to this production site, we have also expanded our R&D and production facilities, allowing us the ability to scale up the production of SPD particles and emulsions to meet the high levels of demand we are receiving. We appreciate the strong marketing and other efforts by Research Frontiers and our customers to help grow this demand, and the deep pipeline of SPD-Smart products, especially in the automotive, aircraft, marine and architectural industries. Our additional investment in Research Frontiers further strengthens the ties between our two companies and benefits our customers and the entire SPD-SmartGlass industry.”

SPD-Smart light control film, invented and patented by Research Frontiers, is a key component in SPD-SmartGlass products. This film allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings.

Joseph M. Harary, President of Research Frontiers noted: “The additional $4.6 million invested by Gauzy and the other investors further strengthens Research Frontiers debt-free balance sheet and provides additional resources to continue our successful growth as the market leader in smart window technology. We have a close and highly-effective relationship with Gauzy, and working together we have transformed the smart glass industry to deliver the best performing smart window technology to various high-volume industries. Earlier this month we spoke about the deep pipeline of new car models in the automotive industry working with SPD-SmartGlass technology. With the start of production of wider SPD-Smart light control film in Gauzy’s new Stuttgart factory this summer, we also expect this growth to expand to the architectural market for SPD-SmartGlass.”

The markets for SPD-Smart film are already well-established. Research Frontiers has licensed over 40 chemical, film, and glass companies which are selling products for the automotive, aircraft, marine, train, museum, train and consumer electronics industries. Gauzy’s established and growing network of over 55 glass fabricators worldwide brings additional synergies, infrastructure, and growth opportunities to the smart glass industry.

Research Frontiers patented SPD-SmartGlass technology is the same best-selling smart window technology that can be found on various car models from Daimler, McLaren Automotive, and other auto makers. The MAGIC SKY CONTROL feature, which is now in use on tens of thousands of Mercedes-Benz SLs, SLC/SLKs, Maybach and S-Class models around the world, and more recently on four announced McLaren models, uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in both clear and darkly tinted modes, helping keep the cabin cooler, and protecting passengers and interiors while also enhancing security inside the vehicle. These benefits become even more important when a car uses large surface areas of glass, especially in warm climates.

Some of the other benefits of SPD-SmartGlass include significant heat reduction inside the vehicle (by up to 18ºF/10ºC), UV protection, glare control, reduced noise and reduced fuel consumption. Independent calculations also show that use of SPD-SmartGlass can reduce CO2 emissions by four grams per kilometer, and increase the driving range of electric vehicles by approximately 5.5 percent.

Shortly after its introduction into serial production in the automotive industry, SPD-SmartGlass has become standard equipment on many different aircraft, and is also used in residential and commercial architectural applications, in trains, yachts and other marine vehicles, in display applications, and to protect light-sensitive artwork and documents in major museums around the world.

Gauzy is currently focused on LCG® (Light Control Glass) technology, including Liquid Crystal formulations and SPD-SmartGlass emulsions. The company has a dedicated R&D team that focuses on each technology, multiple laboratories, and an on-site production line with custom machinery for high quality products with on time delivery. Through strategic partnerships with certified partners, Gauzy’s distribution network ranges over 40 countries. Gauzy’s technology offers diverse applications to the glass industry including solar/energy control, shading, privacy, and transparent displays. Gauzy LCG® is featured in notable projects worldwide, including automotive collaborations with leading OEMs and Tier 1 suppliers, hotels, corporate offices, luxury residences, retail chains and consumer electronics.

About Gauzy Ltd.

Gauzy is a world leader and vendor of material science and nanotechnology, focused on the research, development, manufacturing, and marketing of technologies which are embedded into and onto raw materials. Amongst Gauzy’s core areas of expertise are Liquid Crystals and SPD, which are used to produce LCG® (Light Control Glass). The company is headquartered in Tel Aviv Israel, with additional offices in Germany, China and multiple US cities. Learn more at www.gauzy.com.

About Research Frontiers Inc.

Research Frontiers (Nasdaq: REFR) is a publicly traded technology company and the developer of patented SPD-Smart light-control film technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic products, either manually or automatically. Research Frontiers has licensed its smart glass technology to over 40 companies that include well known chemical, material science and glass companies. Products using Research Frontiers’ smart glass technology are being used in tens of thousands of cars, aircraft, yachts, trains, homes, offices, museums and other buildings. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results, especially those reliant on activities by third parties, could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. “SPD-Smart” and “SPD-SmartGlass” are trademarks of Research Frontiers Inc. “MAGIC SKY CONTROL” and car model designations Mercedes-Benz, SL, SLK, SLC, Maybach and S-Class are trademarks of Daimler AG. LCG® (Light Control Glass) is a trademark of Gauzy Ltd.

For further information, please contact:

Eyal Peso

Founder and CEO

Gauzy Ltd.

+972-72-2500385

info@gauzy.com

Brittany Kleiman Swisa

Media & Marketing Contact

Gauzy Ltd.

+972-72-2500385

brittany@gauzy.com

Joseph M. Harary

President and CEO

Research Frontiers Inc.

+1-516-364-1902

Info@SmartGlass.com